Exhibit 10.8

iSTAR ACQUISITION CORP.

FORM OF CO-INVESTMENT UNIT SUBSCRIPTION AGREEMENT

THIS CO-INVESTMENT UNIT SUBSCRIPTION AGREEMENT (this “Agreement”), dated as of     , is entered into by and between iStar Acquisition Corp., a Delaware corporation (the “Company”), and iStar Financial Inc., a Maryland corporation (the “Purchaser”).

WHEREAS, the Company has filed a registration statement on Form S-1 (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) for the initial public offering of 50,000,000 units (the “Initial Public Offering”), each unit consisting of one share of the common stock, par value $0.0001 per share, of the Company (“Common Stock”), and one warrant to purchase one share of Common Stock at an exercise price of $7.00 per share;

WHEREAS, in connection with the Initial Public Offering, the Purchaser has entered into a letter agreement dated as of the date hereof with the Company and Banc of America Securities LLC pursuant to which the Purchaser has agreed to place limit orders for up to $25,000,000 shares of Common Stock (the “Aftermarket Shares”) for a period commencing two business days after the Company files a preliminary proxy statement relating to its Business Combination (as defined in the Amended and Restated Certificate of Incorporation of the Company, as may be amended and restated from time to time (the “Certificate of Incorporation”)) and ending on the business day immediately preceding the record date for the meeting of stockholders at which the Business Combination is to be approved;

WHEREAS, the Company desires to commit to issue and sell, and the Purchaser desires to purchase and acquire, units (the “Co-Investment Units”) at a purchase price of $10.00 per Co-Investment Unit to the extent that the Purchaser does not purchase in full $25,000,000 of the Aftermarket Shares, on the terms and conditions hereinafter set forth; and

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1.               Commitment to Purchase Co-Investment Units.  Subject to and immediately prior to the consummation of a Business Combination, the Purchaser hereby agrees to purchase from the Company, and the Company hereby agrees to issue and sell to the Purchaser, the Applicable Number of Co-Investment Units.  The “Applicable Number” means a number (rounded down to the nearest whole number) equal to (x) the difference between $25,000,000 and the aggregate purchase price paid by the Purchaser for the Aftermarket Shares divided by (y) 10.  Each Co-Investment Unit shall consist of one share of Common Stock (the “Co-Investment Common Stock”) and one warrant exercisable for one share of Common Stock (the “Co-Investment Warrant,” and collectively with the Co-Investment Unit and the Co-Investment Common Stock, the “Co-Investment Securities”).  The terms of the Co-Investment Warrants are set forth in the warrant agreement dated as of the date hereof (the “Warrant Agreement”) between the Company and Continental Stock Transfer & Trust Company, as warrant agent.  With the exception of the transfer restrictions set forth in Section 4 hereof and in the Warrant Agreement, the Co-Investment Units shall be identical to the units sold in the Initial Public Offering.  The closing of the purchase and sale of the Co-Investment Units hereunder, including payment for and delivery of the Co-Investment Units, shall occur at the offices of the Company immediately prior to, and subject to consummation of, the Business Combination.

Section 2.               Payment of Purchase Price.  The purchase price for the Co-Investment Units shall be tendered in full at the closing by one or a combination of the following means: (i) wiring of immediately available United States funds to an account for the benefit of the Company, pursuant to wire instructions provided by the Company in advance of the closing; or (ii) by delivery of a cashiers check to the Company of immediately available United States funds.

Section 3.               Terms of the Co-Investment Units, Co-Investment Common Stock and Co-Investment Warrants.

(i)            Co-Investment Units.  Each Co-Investment Unit shall have the terms set forth in the Co-Investment Unit Certificate attached as EXHIBIT A hereto.

(ii)           Co-Investment Common Stock.  The Co-Investment Common Stock shall have the terms set forth in the Co-Investment Common Stock Certificate attached as EXHIBIT B hereto.

(iii)          Co-Investment Warrants.  The Co-Investment Warrants shall have the terms set forth in the Warrant Agreement, attached as EXHIBIT C hereto, and the Co-Investment Warrant Certificate, which is attached as Exhibit C to the Warrant Agreement.

Section 4.               Transfer Restrictions.

                A.            The Purchaser shall not (i) sell, offer to sell, contract or agree to sell, hypothecate, pledge, grant any option to purchase or otherwise dispose of or agree to dispose of, directly or indirectly, or, except as provided in the Registration Rights Agreement (as defined below), file (or participate in the filing of) a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder with respect to, any Co-Investment Securities, (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Co-Investment Securities, whether any such transaction is to be settled by delivery of Co-Investment Securities, in cash or otherwise, or (c) publicly announce an intention to effect any transaction specified in clause (a) or (b) until one year after the consummation of an initial Business Combination (the “Lock-Up Period”).  Notwithstanding the foregoing, the Purchaser may transfer Co-Investment Securities during the Lock-Up Period (i) to a member of the Purchaser’s immediate family, (ii) to an affiliate of the Purchaser, (iii) to a charitable organization, (iv) to a trust, the beneficiary of which is a member of the Purchaser’s immediate family, (v) to any individual or entity by virtue of the laws of descent and distribution upon death or dissolution of the Purchaser, (vi) to officers or directors of the Company, (vii) to current and former officers, directors and employees of the Purchaser, (viii) any individual pursuant to a qualified domestic relations order, or (ix) to a corporation, partnership, limited liability company or other organization, in the event of a merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property subsequent to the Company’s consummating a Business Combination (as such term is defined in the Amended and Restated Certificate of Incorporation of the Company); provided, however, that the permissive transfers pursuant to clauses (i) — (viii) may be implemented only upon the respective transferee’s written agreement to be bound by the terms and conditions of this Agreement.

                B.            If (i) during the last 17 days of the Lock-Up Period, the Company issues material news or a material event relating to the Company occurs or (ii) before the expiration of the Lock-Up period, the Company announces that material news or a material event relating to the Company will occur during the 16-day period beginning on the last day of the Lock-Up Period, said Lock-Up Period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event.

                C.            The Purchaser agrees that after the Lock-Up Period has elapsed, the Co-Investment Securities shall only be transferable or saleable pursuant to a sale registered under the Securities Act of 1933, as amended (the “Securities Act”), or pursuant to an available exemption from registration, other than Regulations S of the Securities Act.

Section 5.               Restrictive Legends.  The certificates evidencing the Co-Investment Units and the Co-Investment Common Stock will include the legend set forth on EXHIBITS A and B hereto, respectively, which the Purchaser has read and understood.  The Co-Investment Warrants and shares of Common Stock issued upon exercise of the Co-Investment Warrants will include the legend set forth in EXHIBIT C to the Warrant Agreement in the case of the Warrants and in the Warrant Agreement in the case of the Common Stock, which the Purchaser has read and understood.

Section 6.               Registration Rights.  In connection with the closing of the Initial Public Offering, the Company and the Purchaser shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchaser registration rights with respect to any Co-Investment Securities (including the Common Stock issuable upon exercise of the Warrants).

Section 7.               Representations and Warranties of the Company.

In connection with the issuance and sale of the Co-Investment Units, the Company hereby represents and warrants to the Purchaser the following:

A.            Organization and Corporate Power.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.  The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B.            Authorization; No Breach.

(i)            Due Authorization.  The execution, delivery and performance of this Agreement and the Warrant Agreement have been duly authorized by the Company.  This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.  The Warrant Agreement, and upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Co-Investment Warrants, constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

(ii)           Conflicts.  The execution and delivery by the Company of this Agreement, the Warrant Agreement and the sale and issuance of each of the Co-Investment Securities and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to, the organizational documents of the Company, as amended, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C.            Title to Co-Investment Securities.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, each of the Co-Investment Securities will be duly and validly issued, fully paid and nonassessable.  Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, as the case may be, the Purchaser will have or receive good title to the Co-Investment Securities, free and clear of all liens, claims and encumbrances of any kind, other than (a) transfer restrictions hereunder and under the other agreements contemplated hereby, (b) transfer restrictions under federal and state securities laws, and (c) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D.            Governmental Consents.  No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 8.               Representations and Warranties of the Purchaser.

In connection with the purchase of the Co-Investment Units, the Purchaser hereby represents and warrants to the Company the following:

A.            Capacity and State Law Compliance.  The Purchaser will engage in the transactions contemplated by this Agreement within a state in which the offer and sale of the Co-Investment Securities is permitted under applicable securities laws.

B.            Authorization; No Breach.

(i)            This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms.

(ii)           The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser does not conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of the Purchaser or any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C.            Investment Representations.

(i)            The Purchaser understands that no Co-Investment Warrants will be exercisable unless at the time of exercise (a) a registration statement relating to the shares of Common Stock issuable upon exercise of the Co-Investment Warrants is effective, (b) a prospectus relating to the shares of Common Stock issuable upon exercise of the Co-Investment Warrants is available for use, and (c) the Common Stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Co-Investment Warrants.

(ii)           The Purchaser understands that the Co-Investment Securities will be offered and sold in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Co-Investment Securities.

(iii)          The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

(iv)          The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Co-Investment Securities or the fairness or suitability of the investment in the Co-Investment Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Co-Investment Securities.

(v)           The Purchaser understands that:  (a) the Co-Investment Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder or (B) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Co-Investment Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.  In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company.  Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Co-Investment Securities despite technical compliance with the requirements of such Rule, and the Co-Investment Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.  The Purchaser is able to bear the economic risk of its investment in the Co-Investment Securities for an indefinite period of time.

(vi)          The Purchaser is an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated by the SEC under the Securities Act.  The Purchaser has such knowledge and expertise in financial and business matters, knows of the high degree of risk associated with investments generally and particularly investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Co-Investment Securities and is able to bear the economic risk of an investment in the Co-Investment Securities in the amount contemplated hereunder.  The Purchaser can afford a complete loss of its investment in the Co-Investment Securities.  The Purchaser is purchasing the Co-Investment Securities for its own account and not with a view to, or for resale in connection with, any public distribution or public offering thereof within the meaning of the Securities Act.

Section 9.               Miscellaneous.

A.            Further Assurances.

The parties hereto shall execute and deliver such additional documents and take such additional actions as any party reasonably may deem to be practical and necessary in order to consummate the transactions contemplated by this Agreement.

(i)            By accepting the Co-Investment Securities, the Purchaser agrees, prior to any transfer of the Co-Investment Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer.  Upon receiving such notice, the Company shall present copies thereof to its counsel and the Purchaser agrees not to make any disposition of all or any portion of the Co-Investment Securities unless and until:

(a)           there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Co-Investment Securities sold pursuant to such registration statement shall be removed; or

(b)           if reasonably requested by the Company, (A) the Purchaser shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Co-Investment Securities under the Securities Act, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in Section 5 hereof.

Notwithstanding the foregoing, the Purchaser also understands and acknowledges that the transfer of the Co-Investment Securities and exercise of the Co-Investment Warrants are subject to the specific conditions to such transfer or exercise as outlined herein and in the Warrant Agreement as to which the Purchaser specifically assents by its execution hereof.

(ii)           The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

B.            Successors and Assigns.  Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not.  Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement or their obligations hereunder.

C.            Severability.  Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

D.            Counterparts.  This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

E.             Descriptive Headings; Interpretation.  The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement.  The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

F.             Governing Law.  This Agreement shall for all purposes be deemed to be made under and shall be construed in accordance with the laws of the State of New York.  The parties hereby agree that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York, and irrevocably submit to such jurisdiction, which jurisdiction shall be exclusive.  The parties hereby waive any objection to such exclusive jurisdiction and agree not to plead or claim that such courts represent an inconvenient forum.

G.            Notices.  All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid.  Such notices, demands and other communications shall be sent:

If to the Company:	iStar Acquisition Corp. 1114 Avenue of the Americas 39th Floor New York, New York 10036 Tel. No.: (212) 930-9400 Attention: Chief Executive Officer

If to the Purchaser:	iStar Financial Inc. 1114 Avenue of the Americas New York, New York 10036 Tel. No.: (212) 930-9400 Attention: General Counsel

In each case, with a copy to:	Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 Tel. No.: (212) 878-8000 Fax No.: (212) 878-8375 Attention: Kathleen Werner

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

H.            No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

I.              Costs and Expenses.  Each party shall bear its own costs and expenses in connection with the preparation of this Agreement and the transaction contemplated hereby, and neither party shall be obligated to reimburse the other party for any expenses incurred in connection with the performance of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Co-Investment Unit Subscription Agreement on the date first written above.

iSTAR ACQUISITION CORP.

By:
Name:	Jay S. Nydick
Title:	Chief Executive Officer and President

iSTAR FINANCIAL INC.

By:
Name:	Jay Sugarman
Title:	Chief Executive Officer